UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) January 27, 2025
 _________________________________
Matador Resources Company
(Exact name of registrant as specified in its charter)
   _________________________________

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway,	Suite 1500	75240
Dallas,	Texas
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
_________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2025, the Board of Directors (the “Board”) of Matador Resources Company (the “Company”) appointed Paul W. Harvey as a director. Mr. Harvey is the former Chief Investment Officer and Senior Portfolio Manager and current Private Wealth Advisor with Vaquero Private Wealth in Dallas, Texas. Mr. Harvey has more than four decades of investment experience as both a portfolio manager and private wealth advisor with significant experience as an investor in oil and gas, including Matador. Before joining Vaquero Private Wealth, Mr. Harvey was a Managing Director of BlackRock, Inc., leading a large team of professionals responsible for providing investment solutions to high-net-worth individuals and institutions. Previously, he served as Regional Director and Portfolio Manager with Merrill Lynch Asset Management, where he developed customized portfolios for individual clients and oversaw a regional team of portfolio managers.
Mr. Harvey earned a Master of Business Administration with a concentration in Finance from Southern Methodist University’s Cox School of Business and Bachelor of Business Administration in Finance from the University of Texas at Austin. Mr. Harvey holds the Chartered Financial Analyst designation and has earned the Certified Private Wealth Advisor certification.
Mr. Harvey was appointed by the Board to serve as a director until the 2025 Annual Meeting of Shareholders or his earlier death, retirement, resignation or removal. The Board appointed Mr. Harvey to serve on the Audit Committee, the Capital Markets and Finance Committee and the Marketing and Midstream Committee.
Mr. Harvey will be compensated according to the non-employee director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 13, 2024 filed on April 26, 2024 and incorporated herein by reference. In accordance with such program and in connection with his appointment to the Board, Mr. Harvey will be granted an initial award of restricted stock units having a grant date value equal to approximately $75,000, which vests immediately prior to the election of the nominees for director at the 2025 Annual Meeting of Shareholders. He will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference. Mr. Harvey does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed to the Board pursuant to any arrangement or understanding between Mr. Harvey and any other person. The Board has determined that Mr. Harvey is independent under the listing standards of the New York Stock Exchange and the applicable rules and regulations of the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.
Attached hereto as Exhibit 99.1 is a press release issued by the Company on January 28, 2025, announcing the addition of Mr. Harvey as a member of the Board.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 28, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: January 28, 2025	By:	/s/ Bryan A. Erman
	Name:	Bryan A. Erman
	Title:	Executive Vice President